MINUTES OF SPECIAL MEETING OF

                    THE BOARD OF DIRECTORS OF

                       SANGUINE CORPORATION

          A special meeting of the Board of Directors of Sanguine
Corporation was called and held by telephone conference call pursuant to the attached Call and Waiver of Notice originating from the offices of Sanguine Corporation on the 11th day of March, 2002, at the hour of 11:35 o'clock a.m.

          Present at the offices of Sanguine Corporation were Thomas C.
Drees, Ph.D., MBA; Anthony G. Hargreaves; and Edward L. Kunkel, Esq.   Present
in the office of Leonard W. Burningham, Esq. were Mr. Burningham and David E.
Nelson.   Dr. Drees was designated Chairman of the meeting and Mr. Hargreaves was designated as the Secretary of the meeting.

          All of the directors of the Company had executed and delivered to the Company the attached Call and Waiver of Notice with respect to the meeting, all directors were present at the meeting and the meeting was called to order by the Chairman.

          Mr. Nelson indicated that he intended to abstain on the action to be taken at the meeting, which involved the consideration and approval of the Ascendiant-Asia, LLC ("Ascendiant") Exclusive License Agreement regarding PHER-02 in certain areas of Asia, including the People's Republic of China, Thailand, Laos, Cambodia, Vietnam, Singapore, Malaysia, Indonesia, North Korea, Burma, Mongolia and Taiwan; the warrants that had been granted to Messrs. Walker, Bergendahl and Wilhite; and the funding documents regarding First York Partners, Inc. ("First York Partners"), as described below:

     (a) 5% Convertible Note for the sum of $25,000 convertible at the lesser of (i) $.08; or (ii) sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices as reported by the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, New York Stock Exchange or "Pink Sheets" (whichever of the foregoing is at the time the principal trading exchange or market for the common stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the common stock is listed or traded for the five trading days immediately preceding but not including a conversion date.

     (b) The Common Stock Purchase Warrant for the right to purchase 5,937,500 shares of common stock of the Company exercisable at a purchase price of $.08, provided, however, the purchase price shall be adjusted to be sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices for the Common Stock as reported for the Principal Market (as defined in Section 10(d) of this Warrant) for the five trading days preceding but not including the effective date of the registration statement referred to in Section 10.1(iv) of the Subscription Agreement. Except in connection with other adjustments set forth in this Warrant the Purchase Price will not be adjusted below $.08.

     (c) The related Subscription Agreement regarding the 5% convertible note and the Common Stock Purchase Warrant.

     (d) The related Fund Escrow Agreement respecting the disbursement of the proceeds of the 5% convertible note and related matters.

     (e) $3,750 5% convertible note to Barbara R. Mittman for legal services rendered regarding all of the foregoing on behalf of First York Partners convertible at the lesser of (i) $.08; or (ii) sixty-six and two-thirds percent (66-2/3%) of the average of the closing bid prices as reported by the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, New York Stock Exchange or "Pink Sheets" (whichever of the foregoing is at the time the principal trading exchange or market for the common stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the common stock is listed or traded for the five trading days immediately preceding but not including a conversion date.

and the Engagement Letter and warrants for Leonard W. Burningham, Esq.

          Mr. Nelson and Mr. Burningham both stated that they were not interested in blocking any of the foregoing but wanted to assist the Company in any manner that they could. Each was concerned that there were no "calls" on the warrants for Messrs. Walker, Bergendahl and Wilhite, while there were "calls" for the warrants that may be granted under the First York Partners funding proposal. They also expressed their concerns that there was no guarantee of any funding under the First York Partners funding proposal because the $25,000 being invested on the convertible note were to be used for expenses, and none of the warrants had to be exercised, even if they were called; First York Partners could just let them lapse. This, taken with the fact that there were no "calls" on the warrants of Messrs. Walker, Bergendahl and Wilhite, meant that this entire process may result in no funding whatsoever.

          Dr. Drees and Mr. Hargreaves represented that they had faith in the persons affiliated with Ascendiant, including Messrs. Walker, Bergendahl and Wilhite, to complete the funding, and that they were certain they would agree to couple the First York Partners funding, or some other funding, with the granting of the Exclusive License Agreement and their warrants, and that they would agree to some form of a "call."

          With that in mind, and at the expression of Dr. Drees and Mr. Hargreaves that the Company was in need of funds and had no other avenues from which required funding could be obtained, it was proposed that resolutions to adopt the Exclusive License Agreement, the warrants for Messrs Walker, Bergendahl and Wilhite, the First York Partners funding proposal and the Engagement Letter and warrants to Mr. Burningham should be proposed, and that all directors, with the exception of David E. Nelson, who would abstain, would adopt, ratify and approve those resolutions.

          There being no further discussion, Mr. Burningham indicated that he would propose the resolutions, as outlined in drafts of Consents he had previously forwarded to the Board of Directors, which were as follows:

          RESOLVED, that the Company enter into an Exclusive License Agreement (the "Exclusive License Agreement") with Ascendiant-Asia, LLC, a Nevada limited liability corporation ("Ascendiant-Asia"), a copy of which is attached hereto as Exhibit A, and whereby Sanguine will grant to Ascendiant-Asia an exclusive license to PHER-02, the licensed products, the licensed process and all proprietary, formula, developmental, technological, intellectual property and patent rights, and all other applications of the above in Asia, including the People's Republic of China, Thailand, Laos, Cambodia, Vietnam, Singapore, Malaysia, Indonesia, North Korea, Burma, Mongolia and Taiwan;

          FURTHER, RESOLVED, that the Company hereby adopts, ratifies and approves the Exclusive License Agreement;

          FURTHER, RESOLVED, that the Company is authorized to issue to Richard H. Walker, Mark Bergendahl and Bradley J. Wilhite three warrants to acquire 1,000,000 shares each of common stock of Sanguine at an exercise price of $0.15 per share, such warrants to expire on February 21, 2005, in the forms attached hereto as Exhibits B, C and D, reserving sufficient shares from the authorized capital of the Company for exercise of the warrants until expiration on February 21, 2005, and approving the "registration rights" contained in the warrants;

          FURTHER, RESOLVED, that the warrants to be issued to Messrs. Walker, Bergedahl and Wilhite are approved subject to amendment to the warrants to provide for a "call" at any time the common stock of the Company trades on the OTC Bulletin Board or any other national medium on which such shares are regularly traded at a price of no less than $1 for ten consecutive trading days, and the completion of the First York Partners or some other acceptable funding proposal referred by Ascendiant Capital Group, Inc. ("Ascendiant Capital");

          FURTHER, RESOLVED, that the shares underlying such warrants be fully paid and non-assessable, on exercise and payment in accordance with the warrants;

          FURTHER, RESOLVED, that the officers and directors of the Company are hereby authorized to enter into and to sign on behalf of the Company the First York Partners Subscription Agreement regarding a 5% Convertible Note convertible into shares of the Company's $0.001 par value common stock and the related Common Stock Purchase Warrants; the related Convertible Note; the related Common Stock Purchase Warrant, the related Funds Escrow Agreement, and the related Mittman convertible note, copies of which are attached hereto and made a part hereof;

          FURTHER, RESOLVED, that the Company will reserve pro rata on behalf of each holder of a Note or Warrants, a number of common shares equal to not less than the amount of shares necessary to allow each such holder to be able to convert all such outstanding Notes, at the then applicable price, and one share of common stock for each common share issuable upon exercise of the Warrants;

          FURTHER, RESOLVED, that the Company authorizes every action to be taken for and on behalf of the Company by any of its officers as outlined in any of the foregoing documents, without qualification, including the filing of any Registration Statement with the Securities and Exchange Commission;

          FURTHER, RESOLVED, that all securities, when issued pursuant to any of the foregoing documents, shall be validly issued and will be fully paid and non-assessable, on receipt of the consideration stated in such documents;

          FURTHER, RESOLVED, that the Company hereby adopts, ratifies and approves the Engagement Letter to engage Leonard W. Burningham, Esq., a copy of which is attached hereto and made a part hereof;

          FURTHER, RESOLVED, that the Company is authorized to issue to Leonard W. Burningham, Esq. a warrant to acquire 500,000 shares of common stock of the Company at an exercise price of 50% of the bid price for the five trading days prior to the date of exercise at the end of any monthly billing cycle or $0.08 (Eight Cents) per share, whichever is lower, payable in cash or services, such warrant to expire on March 11, 2005, in the form attached hereto as Exhibits E, reserving sufficient shares from the authorized capital of the Company for exercise of the warrant until expiration on March 11, 2005, and approving the "registration rights" contained in the warrants;

          FURTHER, RESOLVED, that the shares underlying such warrants shall be fully paid and non-assessable on receipt of cash or services valued at the exercise price of these warrants; and

          FURTHER, RESOLVED, that all of the foregoing issuances shall be excepted from the Nevada Control Share Acquisitions Act.

          There being no further business to come before the meeting, and a motion that the meeting be adjourned having been duly made, seconded and unanimously carried, the meeting was adjourned.

                              /s/Thomas C. Drees
                              ___________________________________
                              Thomas C. Drees, Ph,.D., MBA, Chairman

                              /s/Anthony G. Hargreaves
                              ___________________________________
                              Anthony G. Hargreaves, Secretary